UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 27, 2008

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On or about June 27, 2008, we established a C$4.25 million credit facility with a major Canadian chartered bank, completing a process first initiated in January 2008.  We believe this credit facility will strengthen our ability to negotiate international letters of credit and develop business opportunities abroad.

The credit facility, which was extended to Turbosonic Inc., our Canadian subsidiary, has three tranches:

(i)

a C$ 1.5 million operating credit,  with availability to be calculated upon varying percentages of our eligible accounts receivable, bearing interest at the bank’s prime rate as adjusted from time to time, and payable on demand;

(ii)

a C$ 2.0 million demand credit for standby letters of credit; and

(iii)

a C$ 750,000 demand credit for foreign exchange contracts.

We have granted the bank a first priority security interest in all of our present and future personal property to secure repayment of all indebtedness incurred under the credit facility. We have also guaranteed repayment of our subsidiary’s indebtedness under the credit facility.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits:

Exhibit No.	Description

10.1	Letter Agreement dated January 14, 2008 by and between Turbosonic Inc. and Canadian Imperial Bank of Commerce.
10.2	Security Agreement dated April 21, 2008 by and between Turbosonic Inc and Canadian Imperial Bank of Commerce.
10.3	Security Agreement dated April 21, 2008 by and between the Registrant and Canadian Imperial Bank of Commerce.
10.4	Guaranty dated as of April 21, 2008 by Registrant in favor of Canadian Imperial Bank of Commerce.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2008
TurboSonic Technologies, Inc.

By:	/s/ Egbert Q. van Everdingen
Name: Egbert Q. van Everdingen
Title: President, Secretary & Treasurer